UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 29, 2011
INTERDIGITAL, INC.
(Exact name of Registrant as Specified in Charter)

Pennsylvania	1-33579	23-1882087
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania (Address of Principal Executive Offices)	19406-1409 (Zip Code)
Registrant’s telephone number, including area code: 610-878-7800
Not Applicable
Former Name or Former Address, if Changed Since Last Report
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Indenture
     On April 4, 2011, InterDigital, Inc. (the “Company”) entered into an indenture (the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Pursuant to the Indenture, the Company issued $230 million in aggregate principal amount of its 2.50% Senior Convertible Notes due 2016 (the “Notes”). The Notes bear interest at a rate of 2.50% per year, payable in cash on March 15 and September 15 of each year, commencing September 15, 2011. The Notes will mature on March 15, 2016, unless earlier converted or repurchased.
     The Notes will be convertible into cash and, if applicable, shares of the Company’s common stock (“Common Stock”) at an initial conversion rate of 17.3458 shares of Common Stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $57.65 per share). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances, including in connection with conversions made following certain fundamental changes and under other circumstances as set forth in the Indenture.
     Prior to 5:00 p.m., New York City time, on the business day immediately preceding December 15, 2015, the Notes will be convertible only under the following circumstances: (1) on any date during any calendar quarter (and only during such calendar quarter) beginning after June 30, 2011 if the closing sale price of the Common Stock was more than 130% of the applicable conversion price on each applicable trading day for at least 20 trading days (whether or not consecutive) in the period of the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter; (2) if the Company distributes to all or substantially all holders of the Common Stock rights, options or warrants entitling them to purchase, for a period of 45 calendar days or less from the issuance date for such distribution, shares of Common Stock at a price per share less than the average closing sale price for the ten consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution; (3) if the Company distributes to all or substantially all holders of the Common Stock cash or other assets, debt securities or rights to purchase the Company’s securities (other than pursuant to a rights plan), which distribution has a per share value exceeding 10% of the closing sale price of the Common Stock on the trading day immediately preceding the declaration date for such distribution; (4) if the Company engages in certain corporate transactions as described in the Indenture; (5) during a specified period if a fundamental change (as defined in the Indenture) occurs; or (6) during the five consecutive business day period following any five consecutive trading day period in which the trading price for the Notes for each day during such five trading day period was less than 98% of the closing sale price of the Common Stock multiplied by the applicable conversion rate on each such trading day. Commencing on December 15, 2015, the Notes will be convertible in multiples of $1,000 principal amount, at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date of the Notes.
     Upon any conversion, the conversion obligation will be settled in cash up to, and including, the principal amount and, to the extent of any excess over the principal amount, in shares of Common Stock.
     The Company may not redeem the Notes prior to their maturity date.

     If a fundamental change (as defined in the Indenture) occurs, holders may require the Company to purchase all or a portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
     The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with any of the Company’s future senior unsecured indebtedness. The Notes are effectively subordinated to all of the Company’s future secured indebtedness to the extent of the value of the related collateral, and the Notes are structurally subordinated to indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries, except with respect to any subsidiaries that become guarantors pursuant to the provisions of the Indenture.
     The events of default, which may result in the acceleration of the maturity of the Notes, include, among other things, failure to pay the principal on the Notes when due at maturity, failure to pay the fundamental change repurchase price payable when due, failure to pay interest on the Notes when due and the continuance of such default for a period of 30 days, failure by the Company to comply with its obligations under the Notes or the Indenture for a period of 60 days, failure to pay when due any indebtedness for borrowed money of the Company or any “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X) in excess of $15 million, certain judgments and certain events of bankruptcy or insolvency involving the Company, any significant subsidiary or any subsidiary of the Company that becomes a guarantor.
     If an event of default involving bankruptcy or insolvency occurs and is continuing with respect to the Company or any of its subsidiaries that become guarantors pursuant to the provisions of the Indenture, the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes will be automatically due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes to be due and payable.
     The Company has agreed that if any of its U.S. subsidiaries incurs or guarantees certain indebtedness in an amount in excess of $15 million that such subsidiaries will agree to become parties to the Indenture and guarantee, on a senior and joint and several basis with the Company and any other subsidiary guarantors, the full and prompt payment of principal and interest on the Notes and the performance of the Company’s other obligations under the Notes and Indenture.
     The Company estimates that the net proceeds from the offering of the Notes will be approximately $222.5 million, after deducting the initial purchaser’s discount of $6.9 million and estimated offering expenses. The Company used a portion of the net proceeds from the sale of the Notes, along with the proceeds described below from the sale of the warrants, to fund the cost of the convertible note hedge transactions described below. The Company expects to use the remaining proceeds from the offering for general corporate purposes, which may include, among other things: acquisitions of intellectual property-related assets or businesses or securities in such businesses; capital expenditures; and working capital.
     The Notes were sold in private placements to Barclays Capital Inc. (the “Initial Purchaser”) pursuant to the exemption from the registration requirements afforded by Section 4(2) of the Securities Act of 1933 (“Securities Act”). The Notes were resold by the initial purchaser to investors in transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144A under the Securities Act.

     The description of the Indenture and the Notes is qualified in its entirety by reference to the text of the Indenture, and the related form of Note, which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Convertible Note Hedge Transactions
     On March 29 and March 30, 2011, in connection with the offering of the Notes, the Company entered into convertible note hedge transactions with respect to its Common Stock with Barclays Bank PLC (the “Counterparty”), through its agent, Barclays Capital Inc. The two convertible note hedge transactions cover, subject to customary anti-dilution adjustments, approximately 3.5 million and approximately 0.5 million shares of Common Stock, respectively, at a strike price that corresponds to the initial conversion price of the Notes, also subject to adjustment, and are exercisable upon conversion of the Notes.
     The convertible note hedge transactions are intended generally to reduce the potential dilution to the Common Stock upon conversion of the Notes in the event that the market price per share of the Common Stock is greater than the strike price.
     The cost of the convertible note hedge transactions, after being partially offset by the proceeds from the sale of the warrants described below, was approximately $10.9 million.
     The convertible note hedge transactions are separate transactions, entered into by the Company with the Counterparty, and are not part of the terms of the Notes. Holders of the Notes have no rights with respect to the convertible note hedge transactions. Copies of the confirmations relating to the convertible note hedge transactions are attached as Exhibits 10.1 and 10.2 to this report and are incorporated herein by reference.
Warrant Transactions
     On March 29 and March 30, 2011, the Company also entered into privately-negotiated warrant transactions with the Counterparty, through its agent, Barclays Capital Inc., whereby the Company sold to the Counterparty warrants to acquire, subject to customary anti-dilution adjustments, approximately 3.5 million shares and approximately 0.5 million shares, respectively, of Common Stock at a strike price of $66.3528 per share, also subject to adjustment. The warrants become exercisable in tranches starting in June 2016. As consideration for the warrants issued on March 29 and March 30, 2011, the Company received $27.6 million and $4.1 million, respectively.
     If the market value per share of the Common Stock, as measured under the warrants, exceeds the strike price of the warrants at the time the warrants are exercisable, the warrants will have a dilutive effect on the Company’s earnings per share.
     The warrants were sold in separate warrant transactions pursuant to the exemption from the registration requirements afforded by Section 4(2) of the Securities Act. Copies of the confirmations relating to the warrant transactions are attached as Exhibits 10.3 and 10.4 to this report and are incorporated herein by reference.

     The warrant transactions are separate transactions, entered into by the Company with the Counterparty, and are not part of the terms of the Notes. Holders of the Notes have no rights with respect to the warrant transactions.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated April 4, 2011, between InterDigital, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 2.50% Senior Convertible Note due 2016.

10.1	Bond Hedge Transaction Confirmation, dated March 29, 2011, by and between InterDigital, Inc. and Barclays Bank PLC, through its agent, Barclays Capital Inc.

10.2	Bond Hedge Transaction Confirmation, dated March 30, 2011, by and between InterDigital, Inc. and Barclays Bank PLC, through its agent, Barclays Capital Inc.

10.3	Warrant Transaction Confirmation, dated March 29, 2011, by and between InterDigital, Inc. and Barclays Bank PLC, through its agent, Barclays Capital Inc.

10.4	Warrant Transaction Confirmation, dated March 30, 2011, by and between InterDigital, Inc. and Barclays Bank PLC, through its agent, Barclays Capital Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.
DATED: April 4, 2011	By:	/s/ Jannie K. Lau
		Name:	Jannie K. Lau
		Title:	Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated April 4, 2011, between InterDigital, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 2.50% Senior Convertible Note due 2016.

10.1	Bond Hedge Transaction Confirmation, dated March 29, 2011, by and between InterDigital, Inc. and Barclays Bank PLC, through its agent, Barclays Capital Inc.

10.2	Bond Hedge Transaction Confirmation, dated March 30, 2011, by and between InterDigital, Inc. and Barclays Bank PLC, through its agent, Barclays Capital Inc.

10.3	Warrant Transaction Confirmation, dated March 29, 2011, by and between InterDigital, Inc. and Barclays Bank PLC, through its agent, Barclays Capital Inc.

10.4	Warrant Transaction Confirmation, dated March 30, 2011, by and between InterDigital, Inc. and Barclays Bank PLC, through its agent, Barclays Capital Inc.